First California Financial Group, Inc. 8-K

Exhibit 3.1

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
FIRST CALIFORNIA FINANCIAL GROUP, INC.

Pursuant to Section 242 of the
Delaware General Corporation Law

First California Financial Group, Inc. (the “Corporation”), a Delaware corporation, does hereby certify as follows:

FIRST:  Paragraph (a) of Article FOURTH of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended by (i) deleting “27,500,000” and inserting in lieu thereof “102,500,000”, and (ii) deleting “25,000,000” and inserting in lieu thereof “100,000,000”.

SECOND:  The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 4th day of March, 2010.

FIRST CALIFORNIA FINANCIAL GROUP, INC.

By:	/s/ Romolo Santarosa
Name:	Romolo Santarosa
Title:	Executive Vice President and Chief Financial Officer